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                                                                   EXHIBIT 10.14

                           CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT between Waste Holdings, Inc., a North Carolina corporation (the "Company"), and D. Stephen Grissom (the "Employee"), is made as of this 30/th/ day of October, 2001.

                                    RECITALS

     A. The Employee holds a position of significant importance with the Company.

     B. The Company believes that, in the event it is confronted with a situation that could result in a Change of Control (as defined below), continuity of management at the Company will be essential to the Company's continued successful operations.

     C. The Company understands that any such situation will present significant concerns for the Employee with respect to his financial and job security.

     D. The Company desires to assure itself of the Employee's services during the period in which it is confronting such a situation, and to provide the Employee certain financial assurances to enable the Employee to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias due to his personal circumstances.

     E. To achieve these objectives, the Company and the Employee desire to enter into an agreement providing the Company and the Employee with certain rights and obligations upon the occurrence of a Change of Control.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the recitals and mutual covenants herein contained, it is hereby agreed by and between the Company and the Employee as follows:

     1.   Operation of Agreement.

          (a) Effective Date. The effective date of this Agreement shall be the date on which a Change of Control occurs (the "Change of Control Date"), provided that, if the Employee is not employed by the Company for any or no reason on the Change of Control Date, this Agreement shall be void and without effect.

          (b) Employment Protection Benefits. If, on or before the second anniversary of the Change of Control Date, (x) the Company terminates the Employee's employment other than for death, for Disability (as defined below) or for Cause (as defined below) or (y) the Employee terminates his employment for Good Reason (as defined below), or such termination for any reason other than death, Disability or for Cause occurs in contemplation of a Change of Control which Change of Control does in fact occur (such termination within ninety (90) days

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prior to the Change of Control Date being presumed to be in contemplation of a
Change of Control unless rebutted by evidence to the contrary), the Company shall pay to the Employee an amount (the "Severance Amount") equal to the sum of
(i) the Employee's annual base salary, as then in effect prior to any reduction therein with respect to taxes, employee benefit plans or other mandatory or elective withholdings therefrom (the "Base Salary"), and (ii) the average of the annual bonuses paid to the Employee for each of the last two fiscal years of the Company ending prior to the Change of Control Date subject to Employee's compliance with the restrictive provisions set forth in Section 1(c) hereof. Such Severance Payments shall be paid in equal installments on the Company's regularly scheduled paydays, net of any federal, state and local payroll taxes and other withholdings legally required or properly requested by Employee, in accordance with the Company's regular payroll practices and procedures.

          (c) In the event that Employee is entitled to receive the Severance Amount provided in Section 1(b), Employee promises and agrees that for the duration of the twelve-month period in which Employee is receiving such Severance Payments, he will not, either directly or indirectly, for himself or on behalf of any other individual, partnership, firm, corporation or other entity:

               (i) Engage in, own any interest in (other than less than five percent (5%) of the outstanding shares of any corporation), manage, operate, control, or serve as a director or officer of any business that is engaged in the provision or sale of solid waste collection and removal services, solid waste transportation services, solid waste recycling services and the ownership and/or operation of landfills (the "Covered Services") within the "Restricted Area" (as defined below);

               (ii) Be employed in, engage in, or render services competing with the Covered Services within the Restricted Area;

               (iii) Influence or attempt to influence any of the customers with whom Employee had contact on behalf of the Company, its subsidiaries, or affiliates, to divert its purchases of any of the Covered Services to any other individual, partnership, firm, corporation or other entity; or

               (iv) Solicit any of the employees or sales representatives of the Company or of any of its subsidiaries or affiliates to work for any business, individual, partnership, firm, corporation or other entity then in competition with the Company or any of its subsidiaries or affiliates.

               (v) For purposes of this Agreement, the "Restricted Area" shall mean the States of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, and Virginia.

               (vi) Employee acknowledges that the Company is doing business throughout the Restricted Area, and recognizes that the time limits, geographic scope, and the types and limitations of activities set forth herein above are

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          reasonable and necessary to protect the legitimate interests of the
          Company. It is the desire and intent of the parties that the provisions of this Section 1 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. If any court determines that any provision of this Section 1 is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          d. Notwithstanding the employment protection provisions of this Agreement, Employee's employment is and shall continue to be "at will." Employee's employment may be terminated at any time by either party, for any or no cause or reason, subject to the terms of this Agreement.

          e. Accelerated Vesting of Options. All options to purchase the Company's securities granted to and then held by Employee shall automatically vest in full upon a Change of Control; provided, further, that in the event the Employee's employment is terminated prior to the Change of Control Date under circumstances which ultimately give rise to Employee's right hereunder to receive the Severance Amount, then notwithstanding such termination, all of the Employee's options held on such termination date will accelerate and vest on the Change of Control Date and shall remain exercisable for 90 days thereafter.

     2.   Definitions.

          (a) Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean any (i) "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than a majority owned subsidiary of the Company, any of the then current stockholders, any members of the immediate family of any of the then current stockholders, any entity which holds any of the Company's securities for the benefit of any of the then current stockholders or members of any such stockholder's immediate family, or any other business entity which is owned or controlled by one or more of the then current stockholders (the "Excluded Holders"), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities or (ii) a sale or transfer of substantially all of the assets of the Company to any person other than an Excluded Holder or as part of sale-leaseback transaction (or a series of such transactions). The phrase "then current stockholders" means the stockholders of the Company immediately prior to the Change of Control Date.

          (b) Cause. For purposes of this Agreement, "Cause" means (i) the Employee's conviction or plea of nolo contendere to a felony; (ii) an act or acts of dishonesty or misconduct on the Employee's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by the Employee of his position, authority, duties or responsibilities as in effect at the Change of Control Date.

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          (c)  Good Reason. "Good Reason" means the occurrence of any of the following, without the express written consent of the Employee, after the occurrence of a Change of Control:

               (i) any failure by the Company, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Employee, to provide the Employee with a base salary or annual cash incentive compensation opportunities at a level which, in each case, is at least the same as the Base Salary paid, or incentive compensation opportunities made available, to the Employee immediately prior to the Change of Control Date;

               (ii) the Company's requiring the Employee to be based at any office or location more than 50 miles from that location at which he performed his services for the Company immediately prior to the Change of Control, except for travel reasonably required in the performance of the Employee's responsibilities; or

               (iii) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by
          Section 5(b).

          In no event shall the mere occurrence of a Change of Control, absent any further impact on the Employee, be deemed to constitute Good Reason.

          (d) Disability. For purposes of this Agreement, "Disability" shall mean the Employee's inability to perform the duties of his position, as determined in accordance with policies and procedures applicable with respect to the Company's long-term disability plan, as in effect immediately prior to the Change of Control Date.

     3.   Other Benefits and Provisions Relating to Termination.

          (a) Earned Salary and Accrued Obligations. The Severance Amount shall be in addition to and neither a limitation of, nor an offset against, the amount payable to the Employee in respect of (i) his Base Salary earned through the date of termination, (ii) any vested amounts or benefits owing to the Employee under the Company's otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the Employee (together with any accrued earnings or match thereon) and not yet paid by the Company and any earned and accrued vacation pay not yet paid by the Company and (iii) any stock options held by the Employee with respect to the Company's securities.

          (b) Continuation of Benefits. If the Employee is entitled to receive the Severance Amount, the Employee (and, to the extent applicable, his dependents) shall be entitled, after the effective date of the Employee's termination until the earlier of (x) 12 months following the date of such termination (the "End Date") or (y) the date the Employee becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in the Company's medical, dental, and life insurance benefit

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plans the ("Benefit Plans"). To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. The Employee's participation in the Benefit Plans will be on the same terms and conditions that would have applied had the Employee continued to be employed by the Company through the End Date.

          (c) Notice of Termination. Any termination by the Company for Cause or for Disability or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 6(d). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Company's having actual knowledge of the events giving rise to such termination, in the case of a termination for Disability and in the case of a termination for Good Reason, within 60 days of the Company's or the Employee's having actual knowledge of the events giving rise to such termination, as applicable, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than 15 days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

          (d) Discharge of the Company's Obligations. Except as expressly provided in the last sentence of this Section 3(d), the Severance Amount and the amounts payable and benefits provided in respect of the Employee pursuant to
Section 3 following termination of his employment shall be in full and complete satisfaction of the Employee's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Employee's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Employee in connection with this Agreement or otherwise in connection with the Employee's employment with the Company and its subsidiaries. Nothing in this Section 3(d) shall be construed to release the Company from its obligation under Section 3(e) below to indemnify the Employee.

          (e) Indemnification. From and after the Change in Control Date, the Company shall indemnify the Employee and hold the Employee harmless from and against any claim, loss or cause of action arising from or out of the Employee's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Employee serves at the request of the Company to the same extent, to the fullest extent permitted by the North Carolina Business Corporation Act, the Company's bylaws and the Company's articles of incorporation then in effect.

     4. Full Settlement. Subject to (i) the Employee's compliance with the restrictive provisions set forth in Section 1(c) and (ii) any claims for material damage to the Company's business or reputation arising from any act or acts of dishonesty or misconduct by the Employee,

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the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which the Company may have against the Employee or others whether by reason of the subsequent employment of the Employee or otherwise.

     5.   Successors.

          (a) This Agreement is personal to the Employee and, without prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. This Agreement may be assigned by the Company to any successor so long as such successor assumes all the obligations, liabilities and duties of the Company as contained in this Agreement either contractually or by operation of law. The Company shall require any successor who purchases all or substantially all of the assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession by purchase had taken place.

     6.   Miscellaneous.

          (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, applied without reference to principles of conflict of laws.

          (b) Arbitration. Excepting the Employee's violation of the restrictive provisions set forth in Section 1(c), any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration. The arbitration shall be held in Raleigh, North Carolina and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. Except as the arbitrator otherwise decides is fair and reasonable, the prevailing party shall be entitled to an award of its reasonable out-of-pocket costs and expenses (including attorneys' and arbitrators' fees) relating to such proceeding. The arbitrator shall be acceptable to both the Company and the Employee. If parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators.

          (c) Legal Fees. If either the Employee or the Company asserts any claim in any contest or dispute which is not resolved by arbitration as set forth in Section 6(b) (whether initiated by the Employee or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the prevailing party shall be entitled to an award of its

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reasonable out-of-pocket costs and expenses (including attorneys' fees) relating to such contest or dispute upon presentation of proof of such expenses.

          (d) Entire Agreement. Upon the Change of Control Date, this Agreement shall constitute the entire agreement between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of the Employee's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. In the event any provision of this Agreement is invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected. The Employee acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, addressed as follows:

     If to the Employee: at the home address of the Employee noted at the time on the records of the Company

     If to the Company:  Waste Holdings, Inc.
                         3301 Benson Drive, Suite 601
                         Raleigh, NC 27609
                         Attn: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective when actually received by the addressee.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

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     IN WITNESS WHEREOF, the Employee has hereto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto fixed and attested by its Corporate Secretary, all as of the day and year first above written.


[CORPORATE SEAL]                    WASTE HOLDINGS, INC.


ATTESTED:                           By: /s/ Lonnie C. Poole, Jr.
                                        ------------------------
                                        Lonnie C. Poole, Jr.
                                        Chairman and CEO
/s/ Carol G. Dalton
---------------------
Asst. Corporate Secretary





WITNESSED:                          EMPLOYEE:



/s/ Paul L. Brunswick                   /s/ D. Stephen Grissom
----------------------------            ----------------------
Name: Paul L. Brunswick                 D. Stephen Grissom

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